UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 14, 2018

PEABODY ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-16463	13-4004153
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Market Street, St. Louis, Missouri	63101-1826
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code: (314) 342-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 15, 2018, Peabody Energy Corporation (the “Company”) issued a press release announcing its entry into a Share Repurchase Agreement (the “Share Repurchase Agreement”) by and among the Company and Elliott Associates, LP, Liverpool Limited Partnership and Sprayberry Investments Inc. to repurchase 7,173,601 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), for an aggregate purchase price of approximately $300,000,000. Pursuant to the Share Repurchase Agreement, the purchase price per share of $41.82 represents a 1.7% discount from the closing sale price of the Common Stock on the New York Stock Exchange on August 13, 2018. The Share Repurchase Agreement contains customary representations, warranties and covenants of the parties.

The repurchase transaction was made in conjunction with the Company’s existing share repurchase program and was approved by the Company’s Nominating and Corporate Governance Committee in accordance with the Company’s related persons transaction policy and by the Company’s Board of Directors. The repurchase transaction is scheduled to close on August 21, 2018.

The foregoing description of the Share Repurchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Share Repurchase Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Share Repurchase Agreement, by and among Peabody Energy Corporation and Elliott Associates, LP, Liverpool Limited Partnership, and Spraberry Investments Inc., dated August 14, 2018.

99.1	Press Release of Peabody Energy Corporation dated August 15, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION

August 15, 2018	By:	/s/ A. Verona Dorch
	Name:	A. Verona Dorch
	Title:	Chief Legal Officer